EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-81644, 33-83752, 33-59689, 33-62965, 333-07695, 333-00635, 333-33279, 333-36665,
333-45825, 333-48059, 333-57731, 333-64441 and 333-68443), Form S-4 (Nos.
333-53749 and 333-53637, insofar as it relates to Post-Effective Amendment No. 1 to Form S-8 filed on June 26, 1998), and Form S-8 (Nos. 2-78l6l, 33-34635, 33-48209, 33-88856, 333-02667, 333-45801 and 333-48067) of Omnicare, Inc. of our
report dated January 29, 1999 appearing on page 37 of this Form 10-K.



/s/PricewaterhouseCoopers LLP
-----------------------------

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 30, l999